Exhibit 99.1

BLACKLINE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 FINANCIAL RESULTS

Strong Fourth Quarter Drives Record Full Year GAAP Revenue of $123 Million, an Increase of 47%

Initiates First Quarter and Full Year 2017 Financial Outlook

LOS ANGELES, Calif. -- (GLOBE NEWSWIRE) – February 23, 2017 -- BlackLine, Inc. (Nasdaq: BL), a leading cloud-based provider of financial controls and automation solutions that enable Continuous Accounting, today announced financial results for the fourth quarter and full year ended December 31, 2016.

Therese Tucker, Founder and CEO, stated, “We are proud to report a strong finish to another record year for BlackLine.  In 2016, we grew our revenue by 47%, expanded our customer base to over 1,700 customers globally and extended our reach with new products, partnerships and a strategic acquisition.”

“BlackLine is transforming the way accounting and finance works,” added Tucker.  “Our reputation as a market leader and trusted advisor is driving increased adoption of our solutions around the globe.  As we continue to innovate, focus on our customer relationships and deliver value to finance and accounting professionals across enterprise and mid-market organizations, we believe we’re well positioned to deliver strong growth in 2017 and beyond.”

Fourth Quarter 2016 Financial Highlights

•	Total GAAP revenues of $35.3 million for the fourth quarter of 2016, an increase of 44% compared to the fourth quarter of 2015.
•	Total non-GAAP revenues of $35.9 million for the fourth quarter of 2016, an increase of 47% compared to the fourth quarter of 2015.
•	GAAP net loss of $15.7 million, or $0.33 per share, on 47.7 million weighted average shares outstanding.
•	Non-GAAP net loss of $3.9 million, or $0.08 per share, on 47.7 million weighted average shares outstanding.

Full Year 2016 Financial Highlights

•	Total GAAP revenues of $123.1 million for full year 2016, an increase of 47% compared to full year 2015.
•	Total non-GAAP revenues of $123.8 million for full year 2016, an increase of 48% compared to full year 2015.
•	GAAP net loss of $39.2 million, or $0.92 per share, on 42.5 million weighted average shares outstanding.
•	Non-GAAP net loss of $16.5 million, or $0.39 per share, on 42.5 million weighted average shares outstanding.
•

Operating cash flow of ($4.8) million for full year 2016 compared to $1.0 million for full year 2015.  Operating cash flow in 2016 includes $6.4 million for accrued PIK interest related to the prepayment of debt.

•

Free cash flow of ($9.8) million for full year 2016 compared to ($11.4) million for full year 2015.  Free cash flow in 2016 includes an operating cash outlay of $6.4 million for accrued PIK interest related to the prepayment of debt.

Key Metrics and Recent Business Highlights

•

Added 133 net new customers in the fourth quarter and 420 net new customers during the full year for a total of 1,758 customers at December 31, 2016.  New customers embracing modern finance and continuous accounting with BlackLine in Q4 include Aptean, Rand McNally & Co., Sargento Foods and TheRealReal.

•	Expanded the Company’s user base by more than 10,000 in the fourth quarter and more than 38,000 during the full year for a total of 166,903 BlackLine users at December 31, 2016.
•	Achieved a dollar-based net revenue retention rate of 116% for the fourth quarter and full year 2016.

•	Named to Deloitte’s Fast 500 list of the fastest-growing tech companies in North America for the seventh consecutive year.
•	Recognized in Software Magazine’s Software 500 ranking for the sixth consecutive year as one of the largest and best-performing software and service providers worldwide.
•	Earned the No. 15 spot on the ‘Best Workplaces in Technology’ list of small and medium-sized companies, an annual ranking by consulting firm Great Place to Work and Fortune Magazine.

Mark Partin, Chief Financial Officer, stated, “I am pleased with our financial performance for the fourth quarter and full year, which demonstrates the value of BlackLine’s solutions to our customers.  In fiscal 2016, we delivered record revenue, solid gross margins and improved free cash flow after adjusting for PIK interest.  The financial guidance we’re providing for 2017 reflects strong demand we see in the marketplace, the scale we are beginning to see in our financial model and our continued confidence in our long-term path.”

Financial Outlook

First Quarter 2017

•	Total GAAP revenue is expected to be in the range of $36.8 million to $37.8 million.
•	Non-GAAP net loss is expected to be in the range of $5.0 million to $4.0 million, or $0.10 to $0.08 per share, on 51.3 million weighted average shares outstanding.

Full Year 2017

•	Total GAAP revenue is expected to be in the range of $166.5 million to $169.5 million.
•	Non-GAAP net loss is expected to be in the range of $18.3 million to $16.3 million, or $0.35 to $0.31 per share, on 52.9 million weighted average shares outstanding.

Guidance for non-GAAP net loss and net loss per share does not include the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the acquisition in the third quarter of 2016 of Runbook B.V. (the “Runbook Acquisition”), amortization of acquired intangible assets resulting from the acquisition of the Company by its principal stockholders in 2013 (the “2013 Acquisition”) and the Runbook Acquisition, stock-based compensation, the change in fair value of contingent consideration and the change in fair value of the common stock warrant liability.  Reconciliations of non-GAAP net loss and net loss per share guidance to the most directly comparable U.S. GAAP measures, or net loss and net loss per share, are not available on a forward-looking basis without unreasonable efforts due to the unpredictability and complexity of the charges excluded from non-GAAP net loss and net loss per share.  The Company expects the variability of the above changes could have a significant, and potentially unpredictable, impact on its future GAAP net loss and net loss per share.

Quarterly Conference Call

BlackLine, Inc. will hold a conference call to discuss its fourth quarter and full year results at 2:00 p.m. Pacific time on Thursday, February 23, 2017.  A live audio webcast will be accessible on BlackLine’s investor relations website at http://investors.blackline.com.  The call can also be accessed domestically at (844) 229-7595 and internationally at (314) 888-4260, passcode 58654241.  A telephonic replay will be available through Thursday, March 2, 2017 at (855) 859-2056 or (404) 537-3406, passcode 58654241.  A replay of the webcast will be available at http://investors.blackline.com for 12 months.  BlackLine has used, and intends to continue to use, its Investor Relations website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About BlackLine

BlackLine, Inc. is a provider of cloud-based solutions for Finance & Accounting (F&A) that automate, centralize and streamline financial close operations and other key F&A processes for large and midsize organizations.  BlackLine’s platform is used by over 1,700 customers worldwide, spanning approximately 167,000 users across 130+ countries. For more information about BlackLine, Inc., visit http://www.blackline.com/.

Forward-looking Statements

This release and the conference call referenced above contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology.  Forward-looking statements in this release and quarterly conference call include, but are not limited to, statements regarding BlackLine’s future financial and operational performance, including, without limitation, GAAP and non-GAAP guidance, our expectations for our business in 2017 and our ability to execute on our long-term plan, expectations regarding gross margin, revenue mix and operating expenses, the Company’s expectation that it will have positive cash flows in a specified time period, the impact of seasonality on the Company’s financial results, market opportunity, the demand for and benefits from the use of BlackLine’s current and future solutions, growth strategies including international expansion, customer growth, extension of distribution channels and product innovation, expectations regarding deal size, expectations for hiring new talent and the integration of Runbook, including its contributions to the Company’s financial performance.

Any forward-looking statements contained in this press release or the quarterly conference call are based upon BlackLine’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith beliefs and assumptions as of that time with respect to future events, and are subject to risks and uncertainties.  If any of these risks or uncertainties materialize or if any assumptions prove incorrect, actual performance or results may differ materially from those expressed in or suggested by the forward looking statements.  These risks and uncertainties include, but are not limited to risks related to the Company’s ability to attract new customers and expand sales to existing customers; the extent to which customers renew their subscription agreements; the Company’s ability to manage growth effectively, including additional headcount and entry into new geographies; the Company’s ability to provide successful enhancements, new features and modifications to its software solutions; the Company’s ability to develop new products and software solutions and the success of any new product and service introductions; the success of the Company’s strategic relationships with technology vendors and business process outsourcers; any breaches of the Company’s security measures; a disruption in the Company’s hosting network infrastructure; costs and reputational harm that could result from defects in the Company’s solution; the loss of any key employees; continued strong demand for the Company’s software in the United States, Europe, Asia Pacific and Latin America; the Company’s ability to compete as the financial close management provider for organizations of all sizes; the timing and success of solutions offered by competitors; changes in the proportion of the Company’s customer base that is comprised of enterprise or mid-sized organizations; the Company’s ability to expand its enterprise and mid-market sales teams and effectively manage its sales forces; failure to protect the Company’s intellectual property; the Company’s ability to integrate acquired businesses and technologies successfully or achieve the expected benefits of such transactions; unpredictable macro-economic conditions; seasonality; changes in current tax or accounting rules; cyber attacks and the risk that the Company’s security measures may not be sufficient to secure its customer or confidential data adequately; acts of terrorism or other vandalism, war or natural disasters; and other risks and uncertainties described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our  Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the Securities and Exchange Commission on December 12, 2016. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.  Forward-looking statements should not be read as a guarantee of future performance or results, and you should not place undue reliance on such statements.  Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, BlackLine has provided in this release and the quarterly conference call held on February 23, 2017 certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) non-GAAP operating expenses, (iv) non-GAAP loss from operations, (v) non-GAAP net loss and non-GAAP net loss per share, and (vi) free cash flow.

BlackLine’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating BlackLine’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses.  However, it is important to note that the particular items BlackLine excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from the Runbook Acquisition.  The Company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustment to Runbook revenues to allow for a direct comparison of revenues between current and future periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin.  Non-GAAP gross profit is defined as non-GAAP revenues less GAAP cost of revenue adjusted for the impact of purchase accounting resulting from the Runbook Acquisition, the amortization of acquired developed technology resulting from the 2013 Acquisition and the Runbook Acquisition, and stock-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. BlackLine believes that presenting non-GAAP gross margin is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of gross margin between periods.

Non-GAAP Operating Expenses.  Non-GAAP operating expenses include (a) non-GAAP sales and marketing expense, (b) non-GAAP research and development expense and (c) non-GAAP general and administrative expense.  Non-GAAP sales and marketing expense is defined as GAAP sales and marketing expense adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and the Runbook Acquisition and stock-based compensation.  Non-GAAP research and development expense is defined as GAAP research and development expense adjusted for stock-based compensation.  Non-GAAP general and administrative expense is defined as GAAP general and administrative expense as adjusted for the amortization of acquired intangibles resulting from the 2013 Acquisition and Runbook Acquisition, stock-based compensation, change in fair value of contingent consideration and acquisition costs related to the Runbook Acquisition.  BlackLine believes that presenting each of the non-GAAP operating expenses is useful to investors as it eliminates the impact of certain non-cash expenses and allows a direct comparison of operating expenses between periods.

Non-GAAP Loss from Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from the Runbook Acquisition, the amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, change in fair value of contingent consideration and acquisition costs related to the Runbook Acquisition. The Company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of loss from operations between all periods presented.

Non-GAAP Net Loss. Non-GAAP net loss is defined as GAAP net loss adjusted for the impact of the benefit from income taxes that we were able to recognize as a result of the deferred tax liabilities associated with the intangible assets established upon the 2013 Acquisition and the Runbook Acquisition, the impact of purchase accounting to revenues resulting from the Runbook Acquisition, amortization of acquired intangible assets resulting from the 2013 Acquisition and the Runbook Acquisition, stock-based compensation, accretion of debt discount pertaining to the 2013 Term Loan, accretion of warrant discount relating to warrants issued in connection with the 2013 Term Loan, the change in the fair value of contingent consideration, the change in fair value of the common stock warrant liability and costs related to the Runbook Acquisition.  The Company believes that presenting non-GAAP net loss is useful to investors as it eliminates the impact of items that have been impacted by the 2013 Acquisition and the Runbook Acquisition, purchase accounting and other related costs in order to allow a direct comparison of net loss between all periods presented.

Free Cash Flow. Free cash flow is defined as cash flows provided by (used in) operating activities less cash flows used in investing activities related to purchase of property and equipment and capitalized software development. BlackLine believes that presenting free cash flow is useful to investors as it provides a measure of the Company’s liquidity used by management to evaluate the amount of cash generated by the Company’s business including the impact of purchases of property and equipment and cost of capitalized software development.

Use of Operating Metrics

BlackLine has provided in this release and the quarterly conference call held on February 23, 2017 certain operating metrics, including (i) number of customers, (ii) number of users and (iii) dollar-based net revenue retention rate, which BlackLine uses to evaluate its business, measure its performance, identify trends affecting its business, formulate financial projections and make strategic decisions.  These operating metrics exclude the impact of Runbook licensed customers and users as these customers did not have an active subscription agreement with BlackLine as of December 31, 2016.

Dollar-based Net Revenue Retention Rate.  Dollar-based net revenue retention rate is calculated as the implied monthly subscription and support revenue at the end of a period for the base set of customers from which the Company generated subscription revenue in the year prior to the calculation, divided by the implied monthly subscription and support revenue one year prior to the date of calculation for that same customer base. This calculation does not reflect implied monthly subscription and support revenue for new customers added during the one-year period but does include the effect of customers who terminated during the period.  Implied monthly subscription and support revenue is defined as the total amount of minimum subscription and support revenue contractually committed to, under each of BlackLine’s customer agreements over the entire term of the agreement, divided by the number of months in the term of the agreement.  BlackLine believes that dollar-based net revenue retention rate is an important metric to measure the long-term value of customer agreements and the Company’s ability to retain and grow its relationships with existing customers over time.

Number of Customers. A customer is defined as an entity with an active subscription agreement as of the measurement date. In situations where an organization has multiple subsidiaries or divisions, each entity that is invoiced as a separate entity is treated as a separate customer. However, where an existing customer requests its invoice be divided for the sole purpose of restructuring its internal billing arrangement without any incremental increase in revenue, such customer continues to be treated as a single customer.  BlackLine believes that its ability to expand its customer base is an indicator of the Company’s market penetration and the growth of its business.

Number of Users. Since BlackLine’s customers generally pay fees based on the number of users of its platform within their organization, the Company believes the total number of users is an indicator of the growth of its business.

BlackLine, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$22,118	$15,205
Marketable securities	83,130	—
Accounts receivable, net	42,294	24,235
Deferred sales commissions	9,667	6,246
Prepaid expenses and other current assets	6,614	2,801
Total current assets	163,823	48,487
Capitalized software development costs, net	4,591	2,967
Property and equipment, net	11,318	12,419
Intangible assets, net	54,118	56,828
Goodwill	185,138	163,154
Other assets	1,449	2,895
Total assets	$420,437	$286,750
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,165	$4,648
Accrued expenses and other current liabilities	18,931	15,012
Deferred revenue	80,360	52,750
Short-term portion of contingent consideration	2,008	2,008
Total current liabilities	108,464	74,418
Term loan, net	—	28,267
Common stock warrant liability	11,380	5,500
Contingent consideration	3,230	2,859
Deferred tax liabilities	1,262	5,907
Deferred revenue, non-current	2,373	—
Other long-term liabilities	2,318	3,631
Total liabilities	129,027	120,582
Stockholders’ equity:
Common stock	513	407
Treasury stock	—	(254)
Additional paid-in capital	378,272	214,171
Accumulated other comprehensive loss	(41)	—
Accumulated deficit	(87,334)	(48,156)
Total stockholders’ equity	291,410	166,168
Total liabilities and stockholders’ equity	$420,437	$286,750

BlackLine, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues
Subscription and support	$33,694	$23,414	$117,524	$80,080
Professional services	1,646	1,060	5,599	3,527
Total revenues	35,340	24,474	123,123	83,607
Cost of revenues
Subscription and support	7,385	5,553	25,900	19,773
Professional services	1,282	794	4,311	2,956
Total cost of revenues	8,667	6,347	30,211	22,729
Gross profit	26,673	18,127	92,912	60,878
Operating expenses
Sales and marketing	21,531	16,852	77,810	56,546
Research and development	5,573	5,278	21,125	18,216
General and administrative	8,278	5,960	27,911	20,928
Total operating expenses	35,382	28,090	126,846	95,690
Loss from operations	(8,709)	(9,963)	(33,934)	(34,812)
Other expense
Interest expense, net	(2,798)	(749)	(5,932)	(3,215)
Change in fair value of the common stock warrant liability	(6,180)	(250)	(5,880)	(420)
Other expense, net	(8,978)	(999)	(11,812)	(3,635)
Loss before income taxes	(17,687)	(10,962)	(45,746)	(38,447)
Benefit from income taxes	(2,023)	(3,755)	(6,587)	(13,713)
Net loss	$(15,664)	$(7,207)	$(39,159)	$(24,734)
Net loss per share, basic and diluted	$(0.33)	$(0.18)	$(0.92)	$(0.61)
Weighted average common shares outstanding, basic and diluted	47,716,366	40,663,080	42,497,450	40,579,057

BlackLine, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Cash flows from operating activities
Net loss	$(15,664)	$(7,207)	$(39,159)	$(24,734)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,734	4,109	17,424	14,739
Accretion and write-off of debt discount and paid in kind interest	2,474	586	4,557	2,594
Payment of paid in kind interest	(6,418)	—	(6,418)	—
Change in fair value of common stock warrant liability	6,180	250	5,880	420
Change in fair value of contingent consideration	93	2	371	41
Stock-based compensation	1,992	1,627	6,526	5,497
Deferred income taxes	(2,612)	(3,923)	(7,432)	(13,941)
Changes in operating assets and liabilities, net of effects of the acquisition:
Accounts receivable	(5,608)	744	(15,541)	(6,195)
Deferred sales commissions	(2,438)	(1,783)	(3,421)	(4,343)
Prepaid expenses and other current assets	(2,159)	(617)	(3,095)	(507)
Other assets	(51)	(351)	(201)	(571)
Accounts payable	294	(147)	3,544	1,073
Accrued expenses and other current liabilities	1,978	2,195	3,864	6,753
Deferred revenue	11,947	5,709	29,482	18,176
Other long-term liabilities	(599)	(38)	(1,189)	2,004
Net cash provided by (used in) operating activities	(5,857)	1,156	(4,808)	1,006
Cash flow used in investing activities
Acquisitions, net of cash acquired	—	—	(31,488)	—
Investments in marketable securities	(83,192)	—	(83,192)	—
Capitalized software development costs	(944)	(767)	(3,270)	(2,273)
Purchase of property and equipment	(416)	(2,748)	(1,724)	(10,094)
Net cash used in investing activities	(84,552)	(3,515)	(119,674)	(12,367)
Cash flows from financing activities
Proceeds from term loan, net of issuance costs	(169)	—	34,300	—
Principal payments on term loan and prepayment penalties	(60,706)	—	(60,706)	—
Principal payments on capital lease obligations	—	(532)	(124)	(532)
Proceeds from issuance of common stock	—	—	3,075	—
Payments of initial public offering costs	(3,210)	—	(4,372)	—
Proceeds from initial public offering, net of underwriting discounts and commissions	156,362	—	156,362	—
Repurchase of common stock	—	—	—	(29)
Proceeds from exercise of stock options	664	81	2,860	1,420
Net cash provided by (used in) financing activities	92,941	(451)	131,395	859
Net increase (decrease) in cash and cash equivalents	2,532	(2,810)	6,913	(10,502)
Cash and cash equivalents, beginning of period	19,586	18,015	15,205	25,707
Cash and cash equivalents, end of period	$22,118	$15,205	$22,118	$15,205

BlackLine, Inc.

Consolidated Statements of Cash Flows

Supplemental Disclosures of Cash Flow Information

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Supplemental disclosures of cash flow information
Cash paid for interest	$7,722	$230	$8,646	$634
Cash paid (reimbursed) for income taxes	$—	$(7)	$176	$6
Non-cash financing and investing activities
Capitalized software development costs included in accounts payable and accrued expenses and other current liabilities	$153	$—	$153	$—
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$63	$172	$63	$172
Stock-based compensation capitalized for software development	$32	$21	$102	$67
Property and equipment acquired under capital leases	$—	$1,648	$—	$1,648
Deferred initial public offering costs in accounts payable and accrued expenses and other current liabilities	$110	$1,647	$110	$1,647

BlackLine, Inc.

Reconciliations of Non-GAAP Financial Measures

(in thousands, except percentages and share and per share data)

(unaudited)

	Three Months Ended, December 31,		Year Ended December 31,
	2016	2015	2016	2015
Non-GAAP Revenues:
Revenues	$35,340	$24,474	$123,123	$83,607
Purchase accounting adjustment to revenues	537	—	716	—
Total Non-GAAP Revenues	$35,877	$24,474	$123,839	$83,607
Non-GAAP Gross Profit:
Gross Profit	$26,673	$18,127	$92,912	$60,878
Purchase accounting adjustment to revenues	537	—	716	—
Amortization of developed technology	1,704	1,535	6,368	6,139
Stock-based compensation expense	290	115	715	466
Total Non-GAAP Gross Profit	$29,204	$19,777	$100,711	$67,483
Gross Margin	75.5%	74.1%	75.5%	72.8%
Non-GAAP Gross Margin	81.4%	80.8%	81.3%	80.7%
Non-GAAP Loss from Operations:
Loss from operations	$(8,709)	$(9,963)	$(33,934)	$(34,812)
Purchase accounting adjustment to revenues	537	—	716	—
Amortization of intangibles	3,321	3,023	12,505	12,092
Stock-based compensation	1,992	1,627	6,526	5,497
Change in fair value of contingent consideration	93	2	371	41
Acquisition related costs	210	—	1,582	—
Total Non-GAAP Loss from Operations	$(2,556)	$(5,311)	$(12,234)	$(17,182)
Non-GAAP Net Loss:
Net Loss	$(15,664)	$(7,207)	$(39,159)	$(24,734)
Benefit from income taxes	(2,135)	(3,959)	(6,956)	(13,934)
Purchase accounting adjustment to revenues	537	—	716	—
Amortization of intangibles	3,321	3,023	12,505	12,092
Stock-based compensation	1,992	1,627	6,526	5,497
Accretion and write-off of debt discount	1,061	57	1,303	228
Accretion and write-off of warrant discount	547	69	754	276
Change in fair value of contingent consideration	93	2	371	41
Change in fair value of common stock warrant liability	6,180	250	5,880	420
Acquisition related costs	210	—	1,582	—
Total Non-GAAP Net Loss	$(3,858)	$(6,138)	$(16,478)	$(20,114)
Non-GAAP Net Loss per Share	$(0.08)	$(0.15)	$(0.39)	$(0.50)
Weighted Average Common Shares Outstanding, Basic and Diluted	47,716,366	40,663,080	42,497,450	40,579,057

BlackLine, Inc.

Reconciliations of Non-GAAP Financial Measures

(in thousands)

(unaudited)

	Three Months Ended, December 31,		Year Ended December 31,
	2016	2015	2016	2015
Non-GAAP Sales and Marketing Expense:
Sales and marketing expense	$21,531	$16,852	$77,810	$56,546
Amortization of intangibles	965	871	3,605	3,487
Stock-based compensation expense	656	671	2,490	2,418
Total Non-GAAP Sales and Marketing Expense	$19,910	$15,310	$71,715	$50,641
Non-GAAP Research and Development Expense:
Research and development expense	$5,573	$5,278	$21,125	$18,216
Stock-based compensation expense	277	168	809	588
Total Non-GAAP Research and Development Expense	$5,296	$5,110	$20,316	$17,628
Non-GAAP General and Administrative Expense:
General and administrative expense	$8,278	$5,960	$27,911	$20,928
Amortization of intangibles	652	617	2,532	2,466
Stock-based compensation	769	673	2,512	2,025
Change in fair value of contingent consideration	93	2	371	41
Acquisition related costs	210	—	1,582	—
Total Non-GAAP General and Administrative Expense	$6,554	$4,668	$20,914	$16,396
Total Non-GAAP Operating Expense	$31,760	$25,088	$112,945	$84,665
Free Cash Flow:
Cash flows provided by (used in) operating activities	$(5,857)	$1,156	$(4,808)	$1,006
Capitalized software development costs	(944)	(767)	(3,270)	(2,273)
Purchase of property and equipment	(416)	(2,748)	(1,724)	(10,094)
Free Cash Flow	$(7,217)	$(2,359)	$(9,802)	$(11,361)

Investor Relations Contact:

The Blueshirt Group

Christine Greany

858.523.1732

christine@blueshirtgroup.com

Media Relations Contact:

The Blueshirt Group

Jeff Fox

415.828.8298

jeff@blueshirtgroup.com